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                                                                   EXHIBIT 10.12

                           EASTSIDE PHYSICIANS CENTER

                                 LEASE SUMMARY

                                    between

                   Eastside Physicians Center, LP (Landlord)
                         a Georgia limited partnership

                                      and

                 Atlanta Ear, Nose & Throat Associates (Tenant)

Date of Execution               July 14, 1994

Premises                        Floor 4, Suite 470

Rentable Area of the premises   3,488 Square Feet (subject to adjustment
        [Paragraph 1]           pursuant to the final "Plans")

Commencement Date               June 1, 1995 (subject to adjustment pursuant to
        [Paragraph 2]           the Tenant Improvement Agreement) Tenant may
                                select earlier Commencement Date, subject to approval of Landlord

Expiration Date                 60 months from the Commencement Date
        [Paragraph 2]

Rental Commencement Date        The Commencement Date, except as otherwise
                                provided in the Tenant Improvement Agreement

Base Rental                     $19.00 per annum per square foot of Rentable
        [Paragraph 3]           Area of Premises

Improvement Allowance           $104,640 (based on rentable area of the
                                Premises). Tenant Allowance funds may be applied to x-ray and audio installations to extent funds are available

Use                             Medical Office
        [Paragraph 6]

Tenant's Address for Notices (Paragraph 22)     Prior to Commencement Date

                                                Suite 235
                                                5555 Peachtree Dunwoody Road
                                                Atlanta, GA 30342

                                                Commencement Date and After

                                                Suite 235
                                                5555 Peachtree Dunwoody Road
                                                Atlanta, GA 30342

Landlord's Address for Notices and Payment      c/o Meadows & Ohly, Inc.
 of Rent        [Paragraph 22]                  Suite 470
                                                3475 Lenox Rd
                                                Atlanta, GA 30326

SCHEDULE OF EXHIBITS

        Exhibit "A"     Floor Plan
        Exhibit "B"     Tenant Acceptance Agreement
        Exhibit "C"     Tenant Improvement Agreement
        Exhibit "D"     Rules and Regulations
        Exhibit "E"     Building Moving Policy
        Exhibit "F"     Additional Amenities Lease



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STANDARD MEDICAL OFFICE LEASE                                      (Rev. 11/93)
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                                LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") made and entered into as of the date specified in the Lease Summary, attached hereto, by and between the undersigned Landlord and the undersigned Tenant.

1. DEFINITIONS. Each of the following defined terms, shall have the meaning ascribed thereto by this paragraph 1.
A. "Building" means that certain medical office building known as EASTSIDE PHYSICIANS CENTER, and located at 1700 Tree Lane, Snellville, Georgia 30278.
B. "Eastside Physicians Center" shall mean the Building together with the following, as they may from time to time exist, common areas, a connecting walkway to the Eastside Hospital, and a parking lot, together with all alterations, additions and replacements thereto, and related amenities.
C. "Premises" shall mean that portion of the Building shown on the plan attached hereto as Exhibit "A", as adjusted by the final "Plans", as that term is defined in the Tenant Improvement Agreement attached hereto as Exhibit "C" (the "Tenant Improvement Agreement").
D. "Rentable Area" of the Premises means the total of (1) the gross area thereof (the "Premises Gross Area") as measured on the final Plans from and to the inside glass surface of the exterior building walls, and from and to the center of any partition walls which separate the Premises from adjoining tenant and common areas; plus (2) the pro rata part of the common areas of the Building (including all building corridors, entry areas, building bathrooms, postal areas and all other facilities commonly available to all tenants). For purposes of calculating such pro rata share, it is hereby agreed that the total of the gross area for all Tenants of the Building constitutes 86% of the total area of the Building, and that the total of all common areas of the Building constitutes 14% of the total area of the Building. It is hereby further agreed that the Rentable Area of the Premises is subject to adjustment based on the final determination of the Premises Gross Area under the Plans.

2. PREMISES AND TERM. In consideration of the obligation of Tenant to pay Base Rental and Additional Rental as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord the Premises, with no easement for light or air included in the Premises, to have and to hold the same for the term described below (the "Lease Term").
        The Lease Term shall commence on the date specified in the Lease Summary as the Commencement Date (the "Commencement Date"), which is the date on which Landlord anticipates that the Premises will be substantially completed in accordance with the Tenant Improvement Agreement (but which date is subject to adjustment pursuant to the Tenant Improvement Agreement), and shall end at 6: p.m. E.S.T. on the date specified in the Lease Summary as the Expiration Date (the "Expiration Date"). Except as provided in the Tenant Improvement Agreement, the rental due hereunder from Tenant shall commence on the Commencement Date. If, for any reason whatsoever, the Premises are not substantially completed by the Commencement Date, or if Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any resulting loss or damages. No delay in delivery of possession shall operate to relieve Tenant of Tenant's obligations to Landlord, except where such delay results in an adjustment of the Commencement Date and the Rental Commencement Date pursuant to the Tenant Improvement Agreement. Landlord shall be deemed to have delivered possession of the Premises for Tenant's occupancy on the date on which Landlord has notified Tenant that the "Work", as that term is defined in the Tenant Improvement Agreement, is substantially complete, subject only to completion of items customarily classified as "punchlist items" in the construction industry (such date hereinafter referred to as the "Occupancy Date"). Within ten (10) days after the Occupancy Date, Tenant shall execute and deliver to Landlord a Tenant Acceptance Agreement in the form attached hereto as Exhibit "B" Tenant may state in such Tenant Acceptance Agreement any defects in the Premises remaining to be repaired or completed by Landlord ("Punchlist Items"), provided, however, that acceptance by Landlord of the Tenant Acceptance Agreement with a statement of Punchlist Items shall not constitute the agreement of Landlord to repair or complete any Punchlist Items not included in the "Working Drawings," as that term is defined in the Tenant Improvement Agreement. Tenant shall have waived objection to any defects not enumerated in a Tenant Acceptance Agreement, except for latent defects not discoverable by reasonable diligence of Tenant, and to any defects of any nature if a Tenant Acceptance Agreement is not executed and delivered within said ten (10) day period.

3. BASE RENTAL.
A. Tenant covenants and agrees to pay to Landlord during the Lease Term the amounts specified in the Lease Summary (the "Base Rental") as rent for the Premises. The Base Rental shall be paid in equal monthly installments in advance, without demand, deduction or set off, on the first (1st) day of each and every calendar month during the Lease Term. A prorated monthly installment shall be paid in advance on the Commencement Date for any fraction of a month if the Lease Term begins on any day other than the first day of any month and on the first day of the final month of the Lease Term for any fraction of a month if the Lease Term shall terminate on any day other than the last day of any month. B. Commencing January 1, 1996, and on every January 1 thereafter, the Base Rental shall be increased to an amount equal to the product of: (i) the amount of Base Rental set forth in Paragraph 3A of this Lease (as increased from time to time by earlier adjustments established by this Paragraph 3B) multiplied by (ii) 1.02.
C. Tenant covenants and agrees to pay to Landlord during the Lease
Term such sums as are referred to herein as "Additional Rental" when due, without demand, deduction or set off.

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4.      ADDITIONAL RENTAL. Tenant shall pay, as Additional Rental, the amount, if any, by which the number of square feet contained in the Rentable area of the Premises under this Lease multiplied by $6.25 per square foot is less than Tenant's Percentage Share, as hereinafter defined, of the Operating Expenses, as hereinafter defined, for any calendar year "Tenant's Percentage Share" of the Operating Expenses shall be an amount determined by multiplying the total Operating Expenses of the Eastside Physicians Center for the year by a fraction, the numerator of which shall be the Rentable Area of the Premises and the denominator of which shall be the average of all rentable areas occupied by all rent paying tenants in the Building for the year. The Additional Rental payable pursuant to this paragraph shall be determined, and paid in accordance with the following procedures:

        (i) During each December of the Lease Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of Additional Rental payable under this paragraph for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts together with the Base Rental, provided that if such notice is not given in December, Tenant shall continue to pay such Additional Rental during the ensuing calendar year on the basis of the amounts payable during the calendar year just ended, until the month after such notice is given.

        (ii) As soon as practicable after the close of each calendar year during the Lease Term, Landlord shall deliver to Tenant a statement of the adjustments to be made for the calendar year just ended. Such statement shall be final and binding upon Landlord and Tenant absent manifest error. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for the calendar year just ended previously made by Tenant, Landlord shall credit such excess to the next payments of Additional rental coming due. Tenant shall pay as Additional Rental the deficiency to Landlord within thirty (30) days after delivery of the statement.

        (iii) If this Lease shall terminate on a day other than the last day of a calendar year, the amount of Additional Rental payable shall be prorated. The termination of this Lease shall not affect the obligations of Landlord and Tenant to be performed after such termination, pursuant to this paragraph 4.

"Operating Expenses" as used herein shall mean all actual costs and expenses of operation, maintenance, repair, ad valorem taxes, management, and security of the Building. Operating Expenses shall not include (i) depreciation on the Building and personal property, (ii) Tenant Improvement Costs, (iii) payments by Landlord of interest and principal on any mortgage secured by the Building,
(iv) the cost of special services rendered to a particular tenant of the Building, which are paid or reimbursed by such tenant, and (v) leasing commissions.

5.      PREPARATION OF THE PREMISES.
A. Landlord shall construct or install in the Premises the Work (as defined in the Tenant Improvement Agreement), pursuant to the provisions of the Tenant Improvement Agreement. Tenant agrees to comply with all of the terms and provisions of the Tenant Improvement Agreement.

6.      PERMITTED AND RESTRICTED USES, COMPLIANCE WITH LAWS AND PARKING.
A. Tenant shall use the Premises only for the purposes specified in the Lease Summary. Tenant shall not use the Premises for any illegal purpose, nor violate any statute, regulation, rule or order of any governmental body in its use thereof, nor create or allow to exist any nuisances or trespasses, nor do any act in or about the Building or the Premises or bring anything onto or unto the Building or the Premises which will in any way materially increase the rate of insurance on the Building or the Premises nor deface or injure the Building or Premises or overload the floor of the Premises. Tenant shall comply, at its own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department, or agency thereof which apply to or result from Tenant's use or occupancy of the Premises and shall abide by and observe the Rules and Regulations attached to this Lease as Exhibit "D" and the Building Moving Policy attached to this Lease as Exhibit "E" and also such other rules and regulations for the use, occupancy, or operation of the Building as may be hereafter be established in writing by Landlord.

B. Tenant shall not use and shall not permit the use of the Premises for any business or activity that is in violation of those certain restrictive covenants encumbering all or any portion of the Building by American Medicorp Development Co. or its successor, and which restrictive covenants have been or will be recorded in the real estate records for Gwinnett County, Georgia.

C. No rights to any parking spaces are granted under this Lease, however, Tenant and Tenant's employees, trustees and licensees shall be entitled to use, on a non-exclusive basis, the parking facilities located from time to time adjacent to the Building and owned or leased by Landlord in common with other tenants of the Building. Such use of the parking facilities shall be subject to any and all rules and regulations established by Landlord with respect to the parking facilities.

D. Anything to the contrary in this Lease notwithstanding, Landlord reserves the right and privilege to, from time to time, alter the location, structure and layout of the Eastside Physicians Center, including, but not limited to, the parking areas, walkways and other common areas.

7.      SERVICES. Landlord agrees to provide to Tenant the following services:
A. General cleaning and janitorial service required as a result of normal, prudent use of the Premises and only on Mondays through Fridays, inclusive, with New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day (herein collectively called the "Holidays") excepted;
B. Heating and air-conditioning service daily on Monday through Fridays, inclusive, with Holidays excepted from 8:00 A.M. to 6:00 P.M. and on Saturdays, if not a Holiday, from 8:00 A.M. to 1:00 P.M. Landlord reserves the right to prohibit the use of machines and equipment that generate heat in their operation. Should Tenant desire either heating or air-conditioning at times when such services are not furnished by Landlord under the terms of this Lease, Landlord will furnish such services as requested by Tenant upon not less than 24 hours notice from Tenant, at Tenant's expense and at such

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hourly charge as is from time to time determined by Landlord. Payments for such additional services shall be deemed Additional Rental due from Tenant and shall be due and payable on demand;

C       Elevator service daily on Mondays through Fridays, inclusive, with
Holidays excepted, from 8:00 .M. to 6:00 P.M. and on Saturdays, if not a Holiday, from 8:00 A.M. to 1:00 P.M. At least one elevator shall be operative at all other hours; and

D       Electric current for lighting and reasonable facilities for furnishing usual and normal electric power for office space. Tenant shall not, without Landlord's prior written consent, use any equipment, including, diagnostic equipment, X-ray machines, or any other machines, which will increase the amount of electricity ordinarily furnished for the use of the Premises as general office space.

E       Water shall be provided to the Premises in an amount sufficient for private toilets and for hand washing. The cost of any water used in excess of such amount shall be reimbursed to Landlord on demand as Additional Rental with the amount and cost of such excess determined by Landlord in its reasonable discretion.

8. LANDLORD'S REPAIRS AND OBLIGATIONS. Landlord shall maintain in good order and repair, normal wear and tear, casualty and condemnation excepted, the Eastside Physicians Center (excluding the Premises and other portions of the Building leased to other tenants), including, without limitation, public areas, the parking lot and landscaped areas, elevators, stairs, corridors, common rest rooms, the mechanical, plumbing and electrical systems and the structure itself (including the glass exterior surfaces of the Premises) as same may exist from time to time, provided, however, the cost of any repairs or maintenance necessitated by the intentional acts or omissions, or negligence of Tenant, or its agents, employees, contractors, invitees, licensees, sub-tenants or assignees, shall be reimbursed by Tenant to Landlord upon demand as Additional Rental. Landlord shall have no duty to make any repairs or improvements to the Premises except structural repairs necessary for safety and tenantability, the necessity for which (i) Landlord is notified in writing by Tenant, and (ii) is not brought about by any act or neglect of Tenant, its agents, employees or contractors, licensees, or invitees. Tenant shall immediately give Landlord written notice of any damage to, or defective condition in or about the Premises or the Building known to Tenant. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. Landlord shall not be liable to Tenant for damage to person or property caused by any latent defects in the Building or the Premises, defects in the cooling, heating, electric, water, elevator or other apparatus or systems or by water discharged from sprinkler systems, if any, in the building or the Premises, nor for the theft, mysterious disappearance, or loss of any property of Tenant or Tenant's agents, employees, contractors, licensees or invitees, whether from the Premises or any part of the Building. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by third persons, including other tenants; however, Landlord shall not be liable, and Tenant shall not be relieved from its obligations hereunder, for any such interference or disturbance, whether caused by another tenant or tenants of Landlord, or by other persons.

9.      TENANT'S REPAIRS AND OBLIGATIONS.
A       Tenant shall at its own cost and expense keep and maintain the Premises and all part thereof in good repair and tenantable condition and indemnify Landlord against any loss, damage, or expense arising by reason of any failure of Tenant so to keep the Premises in good repair and tenantable condition or due to any act or negligent of Tenant, its agents, employees, contractors, invitees, or licensees. If Tenant fails to perform, or cause to be performed, such maintenance and repairs, then at the option of Landlord, in its sole discretion, any such maintenance or repair may be performed or caused to be performed by Landlord and the cost and expense thereof charged to tenant, and Tenant shall pay the amount thereof to Landlord on demand as Additional Rental. Tenant shall not install X-ray machines or other equipment which emits radiation in the Premises without Landlord's approval, which approval shall not be unreasonably withheld or delayed. Lessee hereby accepts the risks of and all responsibility for any injury or damage which may result from the operation or failure of operation of any such X-ray equipment or other equipment which emits radiation. All such equipment owned or operated by Tenant must be installed and protected in a manner satisfactory to Landlord and in compliance with all governmental regulations.

B       All repairs, replacements and clearing of stoppages from plumbing fixtures within the Premises, as well as repair or replacement of special or non-standard electrical fixtures, lights and light bulbs within the Premises (other than standard 2X4 lights), and the furnishing of toilet paper and paper towels to toilets and sinks located within the Premises shall be at Tenant's expense.

10. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without first obtaining the prior written consent of Landlord. All such work, including additions, fixtures, and leasehold improvements (but excluding moveable office furniture, trade fixtures, cabinets and counter tops which are not mounted on or attached to walls, equipment, and other personal property of Tenant) made or placed in or upon the Premises by either tenant or Landlord shall be and become Landlord's property at the termination of this Lease by lapse of time or otherwise, all without compensation or payment to Tenant, and shall remain upon and in the Premises; but said property shall be and remain Tenant's property during the Lease Term. Before the termination of this Lease Tenant shall remove from the Premises all its personal property which this Lease allows Tenant to remove and peaceably surrender such Premises and the keys thereto to Landlord in the same condition as at the Commencement Date, only normal wear and tear excepted. Such property of Tenant as it fails to remove either from the Premises or the Building after the termination of this Lease shall be considered as abandoned by Tenant and may be disposed of by Landlord in any manner whatsoever without accounting to Tenant for same or being liable in any way to Tenant for such disposition.


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11.     SIGNS: Tenant agrees to conform to Landlord's signage program for the
Building; however, all costs and expenses for any sign, sign installation, removal and repair shall be paid by Tenant. Tenant shall obtain the written approval of Landlord prior to placing and maintaining, or causing or permitting to be placed and maintained, any sign, advertising matter or other thing of any kind, on the exterior of the Premises, or any decorating, lettering or advertising matter on any exterior door to the Premises. tenant shall not affix or attach anything to windows in the Premises.

12. INSPECTIONS AND RIGHT OF ENTRY. Tenant shall not change the locks on any entrance to the Premises or install additional locks without Landlord's prior written consent. Landlord and its agents, employees, and contractors shall have the right to enter the Premises at such times as Landlord deems reasonably necessary to make such repairs, additions, alterations, and improvements as Landlord desires to make to the Building. During such time as work is being carried on in or about the Premises, provided such work is carried out in a manner so as not to interfere unreasonably with the conduct of Tenant's business therein, the rent provided herein shall in no wise abate, and Tenant waives any claim and cause of action against Landlord for damages by reason of loss or interruption to Tenant's business and profits therefrom Landlord and its agents, shall have the right to enter the Premises during normal business hours, without interference with the conduct of Tenant's business therein, to inspect and examine the Premises and to exhibit the Premises to prospective purchasers, tenants and lenders. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating.

13. ASSIGNMENT AND SUBLETTING. Tenant shall not, without Landlord's prior written consent, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises or any part thereof by any one other than Tenant; and any attempt to consummate any of the foregoing without Landlord's consent shall be void. Landlord's consent shall not be unreasonably withheld or delayed with respect to any assignment or sublease with respect to the Premises; provided, however, Landlord shall be permitted to consider all relevant factors in determining whether consent is to be granted, including, without limitation, the creditworthiness, identity, operating history, use of the Premises and reputation of the proposed subtenant or assignee and whether the proposed assignment or sublease (or the use of the Premises by the proposed subtenant or assignee) will violate or cause an event of default or breach under any ground lease, mortgage, deed to secure debt or other instrument affecting the Building or the land underlying the Building. Unless otherwise expressly agreed to by Landlord in writing, no sublease or assignment by Tenant shall relieve Tenant or any of the "Owners" (as defined in Paragraph 23 hereof) of any liability hereunder. Tenant agrees to pay, as Additional Rental, to Landlord, on demand, all out of pocket expenses, including all legal fees, incurred by Landlord in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant.
The sale or transfer of Tenant's voting stock (if a corporation) or partnership (if a partnership) resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. This paragraph shall not apply to any assignment or sublease to a member in good standing of the medical staff of the Eastside Medical Center, provided that Tenant shall not be released from liability hereunder.

14.     FIRE AND CASUALTY DAMAGE.
A. If the Building or the Premises is damaged partially or wholly by fire, the elements, act of God or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within ninety (90) days of such damage, then Landlord or Tenant may terminate this Lease as of the date of such fire or casualty and the Lease Term shall end on such date as if that date had been originally fixed in this Lease for the expiration of the Lease Term. Landlord shall notify Tenant of its estimation as to the time required for restoration within 30 days of the date of the damage. Election to terminate must be delivered on or before the tenth day following receipt of Landlord's estimation of time required for restoration if such estimate is beyond the 90 days set out in this paragraph.
B. If this Lease is not terminated pursuant to subparagraph 14A above, then Landlord shall proceed with all due diligence to repair and restore the Building or the Premises, as the case may be (except that Landlord may elect not to rebuild, and thus terminate this Lease, if such damage occurs during the last year of the Lease Term). In the event that Landlord shall fail to complete such repairs and material restoration within one hundred twenty (120) days after the date of such damage and Tenant's use and enjoyment of the Premises is then materially impaired by the uncompleted restoration, Tenant may at its option terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease of the Expiration Date. In no event shall Landlord be required to rebuild, repair, or replace any personal property, equipment, or trade fixtures which belong to Tenant.
C. If the Lease is not terminated pursuant to this paragraph 14 and if the Premises are unfit for occupancy in whole or in part following such damage, the Base Rental and the Additional Rental payable pursuant to paragraph 4 payable during the period in which the Premises are unfit for occupancy shall abate and Tenant's Percentage Share shall be reduced in proportion to the number of square feet of Rentable Area of the Premises rendered unusable by such damage.
D. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or the Premises shall be for the sole benefit of the party carrying such insurance.
E. If any such casualty stated in this paragraph 14 occurs, Landlord shall not be liable to Tenant for inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such damage, or from any repair, modification, arranging, or rearranging of any portion of the Premises or any part or all of the Building or for termination of this Lease as provided in this paragraph 14.

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
F. Anything in this Paragraph 14 to the contrary notwithstanding, for purposes of this Paragraph 14, Landlord shall not be obligated to commence any repair or restoration until insurance proceeds are actually recovered by Landlord, and Landlord's restoration obligations shall be limited to the extent of the insurance proceeds actually received by Landlord therefor (plus the amount of any deductible or co-insurance payments applicable to such insurance) which have not been required by the holder of any mortgage or deed to secure debt encumbering any portion of the Building to be applied toward the reduction of any indebtedness secured by the Building.

15. INSURANCE, LIABILITY AND INDEMNIFICATION.
A. Tenant shall carry and maintain throughout the Lease Term fire and extended coverage insurance insuring Tenant's interest in its improvements and betterments to the Premises and any and all furniture, equipment supplies, and other property, owned, leased, held, or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property.
B. Tenant also agrees to carry and maintain throughout the Lease Term a policy or policies of worker's compensation and commercial general liability insurance, including personal injury and property damage, with broad form and contractual liability endorsements, in the amount of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) annual aggregate for property damage and personal injuries or deaths of persons occurring in or about the Premises. Said policies shall: (i) name Landlord and any other persons designated by Landlord as an additional insured(s), (ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Georgia, and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord and any designees of Landlord. Said policies, or certificates thereof, shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.
C. Tenant shall obtain from its insurers under all policies of fire, theft, public liability, workmen's compensation and other insurance maintained by it at any time during the term of this Lease insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer might have against Landlord, and Tenant shall indemnify Landlord against any loss or expense, including reasonable attorney's fees, resulting from the failure to obtain such waiver. In the event Tenant's waiver of subrogation is obtainable only at extra charge by the insurers, Landlord shall have the option of either paying such charge or waiving this requirement.
D. In addition to and without limiting any other indemnity and hold harmless provision contained herein, Tenant agrees to indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or death to any person or damage to any property whatsoever: (i) either (a) occurring in, on or about the Premises, or (b) occurring in, on, or about any facilities the use of which Tenant may have in conjunction with other tenants of the Building, when such injury, death or damage shall be caused by the act, neglect or fault of, or omission of any duty with respect to the same, by Tenant, its agents, employees, contractors, invitees, licensees, subtenants, or assignees; (ii) arising from any work or thing whatsoever done by or benefiting the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (iii) arising from any breach or event of default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease; or (iv) otherwise arising from any act, omission or neglect of the Tenant, or any of its agents, employees, contractors, invitees, licensees, subtenants or assignees.
E. Landlord shall not be liable to Tenant or to any person, firm, corporation or other business association claiming by, through or under Tenant, for failure to furnish or for delay in furnishing any service or utility provided in this Lease and no such failure or delay by Landlord shall be an actual or constructive eviction of Tenant nor shall any such failure or delay operate to relieve Tenant from the prompt and punctual performance of each and all the covenants to be performed herein by Tenant.
F. Anything in this Lease to the contrary notwithstanding, Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Eastside Physicians Center, as such interest is constituted from time, and neither Landlord nor any officer, director, shareholder, nor partner or joint venturer of Landlord, nor any partner of any partner of Landlord, shall have any personal liability whatsoever with respect to this Lease. In any action or proceeding brought to enforce this obligation of Landlord to Tenant under this Lease, Landlord and Tenant agree that any final judgment or decree shall be enforceable against Landlord only to the extent of Landlord's interest in the Eastside Physicians Center, as aforesaid, and any such judgment or decree shall not be capable of execution against, nor be a lien on, any assets of Landlord other than its interest in the Eastside Physicians Center, as aforesaid.

16. CONDEMNATION.
A. If all or any substantial part of the Building or the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the Expiration Date.
B. If part of the Building or the Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by rights of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 16A above, this Lease shall not terminate but the Base Rental and the Additional Rental payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Building and the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances.
C. Tenant reserves to itself and does not assign to Landlord any damages or claims for damages payable for Tenant's trade fixtures or for any fixtures or equipment installed by Tenant, or any damages or claims for damages which are considered "special damages" including but not limited to such items as moving expenses, and business losses resulting from such appropriation, reserving such right as it may have, if any, to proceed for a separate award therefore, from the condemning body.

17. HOLDING OVER. In no event shall there be any renewal of this Lease by operation of law. If Tenant remains in possession of the Premises after the termination of this Lease and without a new lease executed by Landlord and Tenant, Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance at an amount equal to one hundred fifty percent (150%) of the (i) Base Rental and (ii) Additional Rental provided for in this Lease and otherwise subject to all the covenants and provisions of this Lease, insofar as the same are applicable.

18.      EVENTS OF DEFAULT AND REMEDIES.
A. The occurrence of any of the following shall constitute an event of default.
         (i) The Base Rental, Additional Rental or any other sum of money payable under this Lease is not paid when due;
         (ii) Tenant's interest in the Lease or the Premises shall be subjected to any attachment, levy, or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within thirty (30) days of entry thereof;
         (iii) Tenant breaches or fails to comply with any term, provision, condition, or covenant of this Lease (other than the payment of Base Rental, Additional Rental and any other sum due and payable hereunder) or with any of the Rules and Regulations or Building Moving Policy now or hereafter established from time to time by Landlord to govern the operation of the Building;
         (iv) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant's actions, within three (3) days after Tenant has notice of the filing of such lien;
         (v) The appointment of a receiver to take possession of all or substantially all of the assets of Tenant or an assignment of Tenant for the benefit of Creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act (other than a petition of involuntary bankruptcy which is dismissed within thirty
         (30) days of date of filing), shall, at Landlord's option, constitute an event of default by Tenant; or
         (vi) Tenant is liquidated or dissolved or its charter expires or is revoked, or Tenant is dissolved or partitioned.
B. Upon the occurrence of an event of default and, in the case of an event of default under subparagraph 18A(i) above, if such event of default is not cured within five (5) days of the due date, and in the case of an event of default under subparagraph 18A(ii) and A(iii) above, if such event of default is not cured within fifteen (15) days after written notice of such event of default is given by Landlord to Tenant, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease;
         (i) Landlord, with or without terminating this Lease, may re-enter the Premises and perform, correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease or of the Rules and Regulations now in effect hereafter adopted, and Tenant shall fully reimburse and compensate Landlord on demand for all costs and expenses incurred by Landlord in such performance, correction or repairing, including accrued interest as provided in the next sentence. All sums so expended to cure Tenant's default shall accrue interest from the date of demand until date of payment at a rate of interest per annum equal to the lesser of (a) eighteen percent (18%), or (b) the highest rate permitted by law
         (ii) Landlord, with or without terminating this Lease, may re-enter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant. Any such re-entry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.
         (iii) Landlord, with or without terminating this Lease, may relet the Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such reletting, and Tenant shall pay all costs of such reletting including but not limited to the cost of any such alterations and repairs to the Premises, attorneys' fees, and brokerage commissions, and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the Lease Term the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein;
         (iv) Landlord may terminate this Lease, and this Lease shall be deemed to have been terminated upon written notice of such termination, Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination including, without limitation, unamortized sums expended by Landlord for construction of tenant improvements, all arrearage in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and actual attorneys' fees) of recovering possession of the Premises, the cost of any alteration of or repair to the Premises which is necessary or proper to prepare the same for re-letting and, in addition thereto, Landlord at its election shall have and recover from Tenant either (a) an amount equal to the excess, if any, of the total amount of all rents and other charges to be paid by Tenant for the remainder of the Lease Term over the then reasonably rental value of the Premises for the remainder of the Lease Term discounted to the net present value as of the date paid using a five (5) percent annum discount rate, or (b) the rents and other charges which Landlord would be entitled to receive from Tenant if the Lease were not terminated
C. If Landlord re-enters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such re-entry or termination by Landlord. Tenant shall and does hereby agree to indemnify and hold Landlord harmless from any loss, cost (including court costs and actual attorneys' fees), or damages suffered by Landlord by reason of such re-entry or termination. No such re-entry or termination shall be considered or construed to be a forcible entry.
D. No course of dealing between Landlord and Tenant or any failure or delay on the part of Landlord in exercising any rights of Landlord under any provisions of this Lease, nor shall any waiver of an event of default on one occasion operate as a waiver of any subsequent event of default or of any other event of default. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.
E. Tenant shall pay, as a late charge in the event any installment of Base Rental, Additional Rental, or other charge to be paid by Tenant hereunder is not paid when due on demand, (i) a late fee of $10.00 per day for each and every day past the due date of the payment, which late fee Tenant acknowledges is an agreed upon reimbursement to Landlord for the administrative expense incurred by Landlord as a result of Tenant's late payment and not a penalty;
and (ii) interest on the amount past due (excluding late fees) at a rate per annum equal to the lesser of (a) eighteen percent (18%), or (b) the highest rate permitted by law, from due date until paid. Should Tenant make a partial payment of past due accounts, the amount of such partial payment shall be applied first to late fees, second, to accrued but unpaid interest and third, to reduce all other past due amounts, in the order of their maturity. In the event Tenant's check is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof (with a minimum charge being no less than $25.00). All checks are accepted subject to collection. In the event checks are returned for non-payment, late fees and interest shall be due as if no check had been received.
F. If any Base Rental, Additional Rental or other debt or amount owing by Tenant to Landlord hereunder is collected by or through an attorney at law, Tenant agrees to pay actual attorneys fees incurred by Landlord as a result of Landlord's exercise of any remedy or right permitted it by law or in equity or by this Lease.

19.     HAZARDOUS SUBSTANCES AND WASTE DISPOSAL.
A. Tenant hereby covenants that Tenant shall not cause or permit any "Hazardous Substances" (as hereunder defined) to be placed, held, located or disposed of, in, on, or at the Premises or any part thereof and neither the Premises nor any part thereof shall ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Substances during the Lease Term.
B. For purposes of this Lease, "Hazardous Substances" shall mean and include those elements or compounds which are contained in any list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other Federal, state or local statute, law ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.
C. All normal trash and waste (i.e. waste that does not require special handling pursuant to subparagraph 19D below) shall be disposed of through the janitorial service.
D. Tenant shall be responsible, at its sole cost and expense, for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant's failure to comply with the provisions of this subparagraph 19D. This Paragraph shall survive cancellation, termination or expiration of this Lease.

20.     SUBORDINATION, ATTORNMENT AND FINANCIAL DISCLOSURES.
A. Except as provided in subparagraph 20C below, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to (i) the lien of any mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof which may now or hereafter affect Landlord's estate or interest in and to the Building and the land underlying the Building and to any other instrument encumbering the fee title of the Premises and to any modifications, renewals, consolidations, extensions, or replacements thereof, and (ii) all ground leases which now or hereafter affect the Building or the Land underlying the Building.
B. Tenant shall, upon demand, execute, and deliver to Landlord or the holder or the holder of any such mortgage, deed to secure debt, deed or trust, or other instrument or to the lessor under any such ground lease, any and all instruments that may be requested by Landlord or such holder or such lessor to evidence the subordination of this Lease and all rights hereunder to the lien of any such mortgage, deed to secure debt, deed or trust, or other instrument, or the grant of any such ground lease and each such renewal, modification, consolidation, replacement, and extension thereof, and if Tenant shall fail at any time, within ten (10) days following the giving of a written request therefor, to execute, acknowledge, and deliver any such instrument, Landlord or such holder of such lessor, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver to same as the attorney-in-fact of Tenant and in Tenant's name, place, and stead, and Tenant hereby irrevocably makes, constitutes, and appoints Landlord or such holder or such lessor, and their respective successors and assigns, such attorney-in-fact for that purpose. Upon execution of such document by Tenant, Landlord shall make reasonable efforts to obtain a non-disturbance agreement from such party to whom the document was delivered.
C. Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to the holder of any mortgage, deed to secure debt, deed of trust, or other instrument affecting or encumbering the Building of the land underlying the Building or to the lessor under any ground lease affecting the Building or the land underlying the Building, without expense, any and all instruments that may be necessary to make this Lease superior to the lien of any such mortgage, deed to secure debt, deed of trust or other instrument or the grant of any such ground lease, and each renewal, consolidation, replacement, and extension thereof, and, if Tenant shall fail at any time, within ten (10) days following the giving of a written request therefor, to execute, acknowledge, and deliver any such instrument, Landlord or such holder or such lessor, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Tenant and in Tenant's name, place, and stead, and Tenant hereby irrevocably makes, constitutes, and appoints Landlord or such holder or such lessor, and their respective successors and assigns, such attorney-in-fact for that purpose.
D. Tenant acknowledges that Tenant's ability to perform its obligations hereunder, including payment of all rents and performance of all other duties set out herein, are substantial inducements to Landlord to enter into this Lease and are key to Landlord's ability to secure financing for the property from time to time. Accordingly, Tenant and all guarantors agree to provide such financial statements, as may be required by Landlord's potential or then current lender. All such data shall be submitted within (10) days of date of request by Landlord. Landlord agrees that all such data shall remain confidential and shall be disclosed only to qualified lending institutions.

21.     TENANT'S RIGHT TO TERMINATE.
Landlord and tenant acknowledge that, as of the date of this Lease, construction of the Eastside Physicians Center has not commenced. In the event that construction of the Eastside Physicians Center has not commenced on or before March 31, 1994, then Tenant shall have the option, which option shall be exercised by written notice to Landlord given on or before April 15, 1994, to terminate this Lease and receive a refund of the Rental Deposit. Failure by Tenant to give such notice on or before April 15, 1994, shall constitute a waiver of such option. For purposes of this Paragraph 21, construction of the Eastside Physicians Center shall be deemed to have "commenced" upon the beginning of work at the site of the Eastside Physicians Center to lay footings and foundations.

22.     MISCELLANEOUS.
A. Tenant represents and warrants to Landlord that no broker, agent, commission salesman, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesman, or other person. Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed. Spirit Realty, which is an affiliate of the General Partner of Landlord, has represented Landlord and will receive compensation in accordance with a separate agreement between Spirit Realty and Landlord.
B. Except for legal process which may also be served as by law provided or as provided below, all notices required or desired to be given with respect to this Lease in order to be effective shall be in writing and shall be deemed to be given to and received by the party intended to receive such notice when hand delivered or three (3) days after such notice shall have been deposited, postage prepaid, to the United States mail, certified, return receipt requested, properly addressed (i) if to Landlord, at Landlord's Address for Notices specified in the Lease Summary, or (ii) if to Tenant, Tenant's Address for Notices specified in the Lease Summary. In the event of a change of address by either party, such party shall give written notice thereof in accordance with the foregoing. The Base Rental, Additional Rental and other sums due hereunder shall be paid in legal tender at Landlord's Address for Notices, as same may be changed by notice as herein provided from time to time. To the extent permitted by law, Tenant hereby (i) appoints and designates the Premises as a proper place for service of process upon Tenant, and agrees that service of process upon any person apparently employed by Tenant upon the Premises or leaving process in a conspicuous place within the Premises or by attaching it to the main entrance of the Premises shall constitute personal service of such process upon Tenant.
C. This Lease constitutes and contains the sole and entire agreement of Landlord and Tenant and no prior oral or written representation or agreement between the parties and affecting the Premises shall have legal effect. No modification or amendment of this Lease shall be binding upon the parties unless such modification or amendment is in writing and signed by Landlord and Tenant. The content of each and every exhibit, attachment and Lease Summary which is referenced in this Lease as being attached hereto is incorporated into this Lease as fully as if set forth in the body of this Lease.
D. At any time and from time to time, Tenant, on or before the date specified in a request therefor made by Landlord, which date shall not be earlier than ten (10) days from the making of such request, shall execute, acknowledge, and deliver to Landlord a certificate evidencing whether or not
(i) this Lease is in full force and effect, (ii) this Lease has been amended in any way, (iii) there are any existing events of default on the part of Landlord hereunder to the knowledge of Tenant and specifying the nature of such events of default, if any, and (iv) rent, and other amounts due hereunder, if any, have been paid (and the date to which same have been paid). In addition, the certificate shall state such other matters relating to the Lease as may be requested by Landlord. Each certificate delivered pursuant to this subparagraph may be relied on by any prospective purchaser or transferee or Landlord's interest hereunder or of any part of Landlord's property or by any mortgagee of Landlord's interest hereunder or of any part of Landlord's property or by an assignee of any such mortgagee or by any ground lessor of Landlord's interest hereunder.
E. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby, unless such invalidity is, in the sole determination of Landlord, essential to the rights of both parties in which event Landlord has the right to terminate this Lease on written notice to Tenant.

F. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

G. The words "Landlord" and "Tenant" as used herein shall include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a partnership, joint venture, business trust, or corporation. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs, legal representatives, and assigns, subject, however, in the case of Tenant, to the provisions of paragraph 13. It is understood and agreed that the interest of "Landlord" under this Lease may be assigned in whole or part, at any time and from time to time, and the term "Landlord", as used in this Lease, means only the owner(s), or the lessee(s), from time to time of the Building and/or the land underlying the Building so that in the event of any sale or sales of the Building and/or the land underlying the Building, or of any lease thereof, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter to the extent of such sale or lease, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed, to the same extent, to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of all or such portion of the Building and/or the land underlying the Building which it has purchased or leased.

H. The laws of the State of Georgia shall govern the interpretation, validity, performance, and enforcement of this Lease.

I. Time is of the essence of this Lease. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively. In the event that any time period (other than the Lease Term) specified herein shall expire on a weekend or a holiday, then such time period shall be automatically extended to the next following business day.

J. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts.

K. Landlord shall be excused from the performance of any of its duties and obligations under this Lease, for the period of delay caused by labor disputes, governmental regulations, riots, war, insurrection, acts of God or other causes beyond the control of Landlord.

L. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant do hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, that each and both of the persons executing this Lease on behalf of the corporation are authorized to do so, and that such execution is fully binding on the corporation. If Tenant signs as a partnership, joint venture, or sole proprietorship (each being herein called "Entity") each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so, and that such execution is fully binding on the entity and its partners, joint ventures, or principal, as the case may be.

M. This Lease is not in recordable form, and Tenant agrees not to record or permit the recording of this Lease.

N. So long as Tenant observes and performs the covenants and agreements contained herein, it shall at all times during the Lease Term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.

O. When Landlord's consent is required, by this Lease, such consent shall not be unreasonably withheld or delayed.

P. When Landlord's "costs" are referred to herein, "costs" shall be defined as Landlord's actual costs.

23.   GUARANTY

     In the event Tenant is a corporation, partnership or any entity other than an individual, in order to induce Landlord to execute the foregoing Lease, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties (collectively, jointly and severally referred to as the "Owners") do hereby absolutely and unconditionally, jointly and severally, guarantee to Landlord, its successors and assigns, the full performance and observance of all the covenants, conditions, and agreements provided to be performed and observed by Tenant in this Lease, including, without limitation, the prompt payment of the Rent and all other amounts provided in said Lease to be paid by Tenant.

     The Owners hereby waive acceptance of this Guaranty, and notice of non-payment, non performance or non-observance, and all other notices and all proof or demands. Further, the Owners expressly agree that its obligations hereunder shall in no way be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to tenant or by reason of the assertion against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of said Lease by operation of law or otherwise. The Owners further covenant and agree that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the lease whether or not the Owners shall have received any notice of or consented to such renewal, modification or extension. The Owners further agree that its liability hereunder shall be primary, and that in any right of action which shall accrue to the Landlord under the lease, the Landlord may, at its option, proceed against the Tenant. It is agreed that the failure of the Landlord to insist in any one or more instance upon strict performance or observance of any of the terms, provisions, or covenants of the Lease or this Guaranty or to exercise any right therein or herein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by the Landlord of rent or other payments with knowledge of the breach of any provisions of the Lease shall not be deemed a waiver of such breach or of this Guaranty. This Guaranty shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, executors, successors and assigns.

24.   DEATH OR DISABILITY

     In the event the Lessee is an individual (or a corporation solely owned by an individual Physician) and Lessee (or its owner) should die, become physically or mentally unable to perform one or more important duties associated with his profession, such as to cause his withdrawal from the practice of medicine and the withdrawal of privileges to practice at all licensed hospitals, then at the option of the Lessee, his heirs, legal representatives or assigns, this Lease shall terminate on the date on which Lessor receives written notice from Lessee of such death or disability and the exercise by Lessee of the option to terminate granted herein, such election being valid only if accompanied by payment for all amounts due and which would become due to Lessor by Lessee within the following six months.

25.   OPTION TO RETAIN PREMISES

     On or before ninety (90) days prior to the expiration date of this Lease, Tenant may notify Landlord in writing of its desire to elect to remain as a tenant in the Premises, which notice shall state the term Tenant has selected (which may be any annual increment up to five (5) years). Landlord shall prepare a lease on the form then used by Landlord for space in the building and at the rental rate quoted by Landlord for comparable space in building and for a comparable term. Tenant shall have ten (10) days from date such completed form is presented by Landlord to execute and deliver the Lease to Landlord. In the event Tenant should not give such notice to Landlord or fails to sign such Lease within such period, Tenant shall have no rights hereunder and Landlord may proceed to lease the Premises to others, effective upon the expiration of this Lease.




IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Lease as of the date and year first above stated.

                                        LANDLORD:

                                        Eastside Physicians Center, L.P.
                                        a Georgia limited partnership

                                        By:  Meadows & Ohly, Inc.
                                             General Partner


                                        By:  (Signature)                 (SEAL)
                                             ----------------------------
                                             Title:


                                        TENANT:

                                        Atlanta Ear, Nose & Throat Associates


                                        By:  /s/ Ramie A. Tritt, PRESIDENT
                                             -----------------------------


OWNER: (Name Printed)                   OWNER:

Michael J. Pickford, M.D.                    /s/ Michael J. Pickford
                                        ----------------------------------

Ramie A. Tritt, M.D.                           /s/ Ramie A. Tritt
                                        ----------------------------------

Daniel M. Adams, M.D.                        /s/ Daniel M. Adams MD
                                        ----------------------------------

Keith R. Jackson, M.D.                         /s/ Keith R. Jackson
                                        ----------------------------------

24.   DEATH OR DISABILITY

     In the event the Lessee is an individual (or a corporation solely owned by an individual Physician) and Lessee (or its owner) should die, become physically or mentally unable to perform one or more important duties associated with his profession, such as to cause his withdrawal from the practice of medicine and the withdrawal of privileges to practice at all licensed hospitals, then at the option of the Lessee, his heirs, legal representatives or assigns, this Lease shall terminate on the date on which Lessor receives written notice from Lessee of such death or disability and the exercise by Lessee of the option to terminate granted herein, such election being valid only if accompanied by payment for all amounts due and which would become due to Lessor by Lessee within the following six months.

25.   OPTION TO RETAIN PREMISES

     On or before ninety (90) days prior to the expiration date of this Lease, Tenant may notify Landlord in writing of its desire to elect to remain as a tenant in the Premises, which notice shall state the term Tenant has selected (which may be any annual increment up to five (5) years). Landlord shall prepare a lease on the form then used by Landlord for space in the building and at the rental rate quoted by Landlord for comparable space in building and for a comparable term. Tenant shall have ten (10) days from date such completed form is presented by Landlord to execute and deliver the Lease to Landlord. In the event Tenant should not give such notice to Landlord or fails to sign such Lease within such period, Tenant shall have no rights hereunder and Landlord may proceed to lease the Premises to others, effective upon the expiration of this Lease.




IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Lease as of the date and year first above stated.

                                        LANDLORD:

                                        Eastside Physicians Center, L.P.
                                        a Georgia limited partnership

                                        By:  Meadows & Ohly, Inc.
                                             General Partner


                                        By:                              (SEAL)
                                             ----------------------------
                                             Title:


                                        TENANT:

                                        Atlanta Ear, Nose & Throat Associates


                                        By:  /s/ Ramie A. Tritt, PRESIDENT
                                             -----------------------------


OWNER: (Name Printed)                   OWNER:

Michael J. Pickford, M.D.
                                        ----------------------------------

                                  [FLOOR PLAN]

                                   EXHIBIT A

                           EASTSIDE PHYSICIANS CENTER

                                  FIRST FLOOR

                                 -------------

                                   [DIAGRAM]



        SECOND FLOOR                                THIRD FLOOR

         ---------                                    --------

         [DIAGRAM]                                    [DIAGRAM]




                                  FOURTH FLOOR

                                   ----------

                                   [DIAGRAM]

                                  EXHIBIT "B"

                          TENANT ACCEPTANCE AGREEMENT

        This Agreement made this _____ day of _________ 19 ___ between Eastside Physicians Center, L P, a Georgia limited partnership (hereinafter referred to as "Landlord") and Atlanta Ear, Nose & Throat Associates (hereinafter referred to as "Tenant").

W I T N E S S E T H

       WHEREAS, Landlord and Tenant entered into a Lease, dated ________ 19___, (hereinafter referred to as the "Lease") for Suite 470 (hereinafter referred to as the "Premises") in the building known as Eastside Physicians Center.

       NOW, THEREFORE, pursuant to the provisions of the Lease, Landlord and Tenant mutually agree as follows

        1       Capitalized terms not defined herein shall have the meanings set forth in the Lease

        2       The Commencement Date of the Lease Term is March 15, 1995. The
Expiration Date of the Lease Term is February 15, 2000. The Rentable Area of the Premises is 3,488.

        3       Tenant is in possession of, and has accepted, the Premises demised by the Lease, and acknowledges that all the work (including the Work) to be performed by the Landlord in the Premises as required by the terms of the Lease has been satisfactorily completed, except for the items set out on the attached Exhibit B-1. Tenant further certifies that all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or setoffs against the enforcement of the Lease by Landlord.

        IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement, as of the date and year first above stated.

LANDLORD                                TENANT

Eastside Physicians Center, L P         Atlanta Ear, Nose & Throat Associates



By ______________________ (SEAL)        By _________________________________
   Title

_____________________________________________________________________________

                                 EXHIBIT "B-1"

As of this ______ day of _____________________ 19 ___ the following punchlist
                       (if "none", so state)

items remain to be completed







Tenant Name                             Initial


___________________________             ________________ Landlord

Suite Number                            ________________ Tenant


________________

                                  EXHIBIT "C"

                          TENANT IMPROVEMENT AGREEMENT

THIS AGREEMENT made as of the _____ day of _______________ 19 ____ between Eastside Physicians Center, L.P., a Georgia Limited Partnership ("Landlord") and Atlantic Ear, Nose and Throat Associates ("Tenant").

        Reference is made to the Lease Agreement dated _______________ 19 ___ (the "Lease") for premises as set out on Exhibit A of the Lease (the "Premises"), located in the property known as Eastside Physicians Center (the "Eastside Physicians Center"), which property is more particularly described in the Lease.

        The terms "Plans", "Work", "Space Plan", "Working Drawings", "Finish Selections" and "Landlord's Space Planner" are defined in Section XIV, below. Capitalized terms not defined in this Agreement shall have the meanings set forth in the Lease.

        1.      BASIC TERMS

                A. Space Planner: Chegwidden, Dorsey, Holmes Architecture & Planning Inc.

                B. Date to Complete Planning: One Hundred Twenty calendar days prior to the Commencement Date as shown on the Lease Summary (including any Space Plan, Working Drawings and Finish Selections).

                C. Date to Substantially Complete Work: Commencement Date under the Lease, as adjusted pursuant to this Agreement.

                D. Improvement Allowance Provided by Landlord: $30.00 per square foot of Rentable Area of the Premises.

                E.  Number of Space Plan Revisions at Landlord's Cost:  Two.

                F.  Number of Working Drawings Revisions at Landlord's Cost:
                    One.

        II. BASIC AGREEMENT. On or before the "Date To Complete Planning" described above, Tenant shall (a) provide Space Planner with all information concerning Tenant's requirements in order for Space Planner to prepare the Plans, and (b) arrange for Space Planner to prepare the Plans, and obtain Landlord's written approval thereof. However, Tenant shall not be responsible for delays caused by Landlord or Landlord's Space Planner, as further described in Section III, below.

                On or before the Commencement Date set forth in the Lease Summary of the Lease, Landlord shall substantially complete the Work shown on the final approved Plans. However, Landlord shall not be responsible for delays caused by Tenant or Tenant's agents or employees and as further described in
Section IV, below.

                Landlord shall bear the cost of the Plans (including any engineering reports, or other studies or tests in connection therewith, but excluding any furniture planning) up to the amounts specified above. Tenant shall bear any costs of the Plans over the allowances set out above, all costs in connection with designing non-building standard items, and all costs of subsequent changes, additions, and modifications to the plans.

                Landlord shall bear the cost of the Work (including the cost of building permits and sales tax) up to the Improvement Allowances described above (if any), and Tenant shall bear any costs over such amounts.

        III. DELAYS IN PLANNING. The Commencement Date under the Lease shall be postponed for each day that final Plans are not prepared and approved by the "Date to Complete Planning" described above, including any revisions reasonably required by Landlord pursuant to Section V and revisions by Tenant to reduce Tenant's Cost pursuant to Section IX (collectively called "Delays in Planning"). However, the Rental Commencement Date shall be postponed only to the extent that substantial completion of the Work is delayed beyond the Commencement Date set forth in the Lease Summary of the Lease as a result of one or more of the following events (collectively called "Landlord Delays")

                (a) Landlord takes more than five (5) working days to approve or disapprove the Plans or revisions thereof after receiving the same (or such longer time as may be reasonably required in order to obtain any engineering or HVAC report or due to other special or unusual features of the Work or Plans);

                (b) Landlord's Space Planner takes more than five (5) working days to meet with Tenant after receiving a written request for a meeting, or takes more than seven (7) working days to prepare or revise the Plans after meeting with Tenant and receiving all information from Tenant required in order to do so (provided this provision shall apply only if Tenant uses "Landlord's Space Planner" as described in Section XIV below to prepare the Plans); or

                (c) Landlord takes more than thirty (30) working days to provide Tenant with cost estimates after receiving Plans sufficiently detailed for such purposes (provided this provision (c) shall only apply if Landlord elects to provide cost estimates under Section IX below).

        IV.     DELAYS IN CONSTRUCTION

        A. The Commencement Date under the Lease shall be postponed for each day that Landlord fails to substantially complete the Work thereby as a result of strikes, acts of God, shortages of materials or labor, governmental approvals or requirements, the various causes set forth below, or any other causes beyond Landlord's reasonable control. The Work shall not be considered complete until Landlord shall have obtained a temporary or final certificate of occupancy.

        B. The Commencement Date, but not the Rental Commencement Date, shall be postponed as a result of one or more of the following (collectively called "Tenant Delays"):

                (a) Delays in Planning as described above (except for Landlord Delays):

                (b) Tenant's requests for changes to the Work or Change Orders under Section VIII, or

                (c) Tenant's failure to furnish an amount equal to Landlord's reasonable estimate of Tenant's Cost (if any) within 10 days, as described in Section IX (which shall give Landlord the absolute right to postpone the Work until such amount is furnished to Landlord);

                (d) Tenant's requirement of any upgrades, special work or other non-building standard items, or items not customarily provided by Landlord to office tenants, to the extent that the same involve longer lead times, installation times, delays or difficulties in obtaining building permits, requirements for any governmental approval, permit or action beyond the issuance of normal building permits (as described in Section VI), or other delays not typically encountered in connection with Landlord's standard office improvements;

                (e) The performance by Tenant or Tenant's agents or employees of any work at or about the Premises or Eastside Physicians Center, or

                (f) any act or omission of Tenant or Tenant's agents or employees, or any breach by Tenant of any provision contained in this Agreement or in the Lease, or any failure of Tenant to cooperate with Landlord or otherwise act in good faith in order to cause the Work to be designed and performed in a timely manner.

        V.      LANDLORD'S APPROVAL OF PLANS.   Landlord shall either approve
any Plans or revisions submitted pursuant to this Agreement or disapprove the same with suggestions for making the same acceptable within the time required under Section III. Except as otherwise provided herein, Landlord shall not unreasonably withhold approval if the Plans provide for a customary office layout, with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Eastside Physicians Center, are compatible with the Eastside Physicians Center's shell and core construction, and if no modifications will be required for the Physician Center's electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Physician Center, whether required by heavy loads or otherwise Landlord may request that Tenant approve Landlord's suggested changes in writing (such approval not to be unreasonably withheld). Landlord's approval of the Plans shall not be deemed a warranty as to the adequacy or legality of the design, and Landlord hereby disclaims any responsibility or liability for the same. Anything to the contrary notwithstanding, Landlord may in its absolute discretion elect to disapprove any proposed Plans which show (i) the gross area of the Premises being more than ten percent (10%) smaller than the Premises Gross Area, as defined in the Lease Summary to the Lease; and (ii) any reduction in the gross area of the Premises from the Premises Gross Area indicated in the Lease Summary where such reduction results in a space remaining between Tenant's space and any other party wall, exterior wall or corridor partition which, in the sole opinion of Landlord, would leave an unusable or unleasable area due to its size, configuration or location. Furthermore, in the event that the proposed Plans show a gross area of the Premises greater than the Premises Gross Area as set forth in the Lease Summary, Landlord may in its absolute discretion elect to disapprove such Plans if the configuration of the Premises shown on such Plans infringes on any area of the Eastside Physicians Center reserved for others, being designed for others, or being constructed for others, or to the extent that such increase leaves a remaining unleased area which, in the sole opinion of Landlord, would be unleasable due to its location, size or configuration.

        VI. GOVERNMENTAL APPROVAL OF PLANS. Landlord shall apply for any normal building permits required for the Work which are issued pursuant to a local building code as a ministerial matter. If the Plans must be revised in order to obtain such building permits, Landlord shall promptly notify Tenant. In such case, Tenant shall promptly arrange for the plans to be revised to satisfy the building permit requirements and shall submit the revised Plans to Landlord for approval as a Change Order under Section VIII. Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action (except normal building permits as described above). If any such other matters are required, Tenant shall promptly seek to satisfy such requirements or revise the Plans to eliminate such requirements. Delays in substantially completing the Work by the Commencement Date as a result of requirements for building permits or other governmental approvals, permits or actions shall affect the Commencement Date and the Rental Commencement Date to the extent provided in Section IV.

                                    - C-2 -

        VII. CHANGES AFTER PLANS ARE APPROVED. If Tenant shall desire any changes, alterations, or additions to the final Plans after they have been approved by Landlord, Tenant shall submit a detailed written request or revised Plans (the "Change Order") to Landlord for approval. If reasonable and practicable and generally consistent with the Plans theretofor approved, Landlord shall not unreasonably withhold approval, but all costs in connection therewith, including without limitation construction costs, permit fees, and any additional plans, drawing and engineering reports or other studies or tests, or revisions of such existing items, shall be paid for by Tenant as a Tenant's Cost under Section IX.

        VIII.   UNUSED IMPROVEMENT ALLOWANCE.   If all or any portion of any
Improvement Allowance shall not be used, Tenant shall be entitled to the savings and Tenant shall receive a credit therefor to Base Rental.

        IX.     TENANT'S COST.

        A. Any amounts that Tenant is required to pay under this Agreement shall be referred to as "Tenant's Costs" herein. Tenant's Cost shall be deemed Additional Rental under the Lease. Tenant shall deposit the estimated amount of such Additional Rental with Landlord within 10 days after requested by Landlord. In connection with submitting any cost analysis to Tenant under this Section, Landlord may request Tenant's written approval of such analysis. Tenant shall not unreasonably withhold such approval, and shall approve or disapprove the same in writing within five (5) days after requested by Landlord. If Tenant reasonably disapproves any such analysis, Tenant shall meet with the Space Planner and eliminate or substitute items in order to reduce Tenant's Cost.

        B. Any cost analysis based on a Space Plan or so-called "pricing plan" will be preliminary in nature to the extent that: (a) Tenant thereafter makes changes in the Working Drawings or the Work, (b) overtime labor is required in order to substantially complete the Work by the Work Completion Date, (c) concealed conditions are encountered on the job site, (d) new legal requirements become effective following preparation of the estimate, or (e) there are strikes, acts of God, shortages of materials or labor, or other causes beyond Landlord's reasonable control.

        X.      COMPLETION.

        A. Landlord shall be deemed to have "substantially completed" the Work for purposes hereof if Landlord has caused all of the Work to be completed substantially except for Punchlist Items, and a temporary or final certificate of occupancy shall have been issued.

        B. Landlord reserved the right to substitute comparable or better materials and items for those shown in the Plans, so long as they do not materially and adversely affect the appearance or function of the Premises.

        XI.     WORK PERFORMED BY TENANT.       Landlord, at Landlord's
discretion, may permit Tenant and Tenant's agents and contractors to enter the Premises prior to completion of the Work in order to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to completion of the Work, then such permission is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees working in harmony and not interfering with Landlord and Landlord's contractors in doing the Work or with other tenants or occupants of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours oral or written notice to Tenant. Tenant agrees that any such entry onto the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease (including, without limitation, all insurance requirements), except as to the covenant to pay Rental thereunder, and further agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any items of work constructed by Tenant or to other property of Tenant that may be placed in the Premises prior to completion of the Work, the same being at Tenant's sole risk.

        XII.    LIABILITY.      The parties acknowledge that Landlord is not an
architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Plans will be free from errors or omissions, nor that the Work will be free from defects, and Landlord shall have no liability therefor.

        XIII.   CERTAIN DEFINITIONS.

        A. "Work" herein means the construction of the improvements shown on the final approved Plans, and any demolition, preparation or other work required in connection therewith, including without limitation, any work required to be performed outside the Premises in order to obtain building permits for the work to be performed within the Premises (if Landlord elects to perform such work outside the Premises).

        B. "Landlord's Space Planner" herein means the space planner (if any) regularly used by Landlord and with whom Landlord has a written contractual arrangement for space planning services at the Eastside Physicians Center.

        C. "Finish Selections" herein means the type and color of floor and wall coverings, wall paint and any other finishes.

                                    - C-3 -

        D     "Plans" herein means, collectively, any Space Plan, Working
Drawings, or other plans, drawings or specifications, and Finish Selections (and in the event of any inconsistency between any of the same, or revisions thereto, the latest dated item approved by Landlord shall control). The Plans shall be signed or initialed by Tenant, if requested by Landlord.

        E     "Space Plan" herein means a preliminary floor plan, generally showing demising walls, corridor doors, interior partition walls and interior doors. The term "Space Plan" for purposes of this Agreement shall also refer to any so-called "pricing plan", i.e. a more detailed Space Plan, drawn to scale, showing: (1) any special walls, glass partitions or corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) communications system, indicating telephone and computer outlet locations, and (4) any other details or features reasonably required in order to obtain preliminary cost estimate as described in Section IX above, or otherwise reasonably requested by Landlord or Landlord's Space Planner.

        F     "Working Drawings" herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air conditioning, ventilation and heating), and shall include any applicable items described above for the Space plan, and if applicable, (1) electrical outlet locations, circuits and anticipated usage therefor, (2) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (3) duct locations for heating, ventilating and air conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture plan showing details of space occupancy, (7) keying schedule, (8) lighting arrangement, (9) location of print machines, equipment in lunchrooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire safety system, or mechanical systems, (10) special heating, ventilating and air conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms, (12) demolition plan, (13) partition construction plan, (14) Finish Selections, (15) cabinet work elevations, and any other details or features reasonably required in order to obtain a more firm cost estimate as described in Section IX, above, or otherwise reasonably requested by Landlord or Landlord's Space Planner.

        XIV. INCORPORATION INTO LEASE; DEFAULT. THE PARTIES AGREE THAT THE PROVISIONS OF THIS AGREEMENT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Agreement, the latter shall govern and control. Any default by a party hereunder shall constitute a default by that party under the Lease and said party shall be subject to the remedies and other provisions applicable thereto under the Lease.

                                 LANDLORD: Eastside Physicians Center, L.P.

                                 By: /s/ [illegible signature]
                                     -----------------------------------------

                                 TENANT: Atlanta Ear, Nose & Throat Associates

                                 By: /s/ [illegible signature]
                                     -----------------------------------------

                                  EXHIBIT "D"

                             RULES AND REGULATIONS

                           EASTSIDE PHYSICIANS CENTER

        1. The sidewalks, and public portions of the Building, such as entrances, passages, lobbies, courts, elevators, vestibules, stairways, corridors or halls, and the street, alleys or way surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by the Tenant or used for any purpose other than ingress and egress to and from the Premises.

        2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings, tinted coating, film or screens shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord.

        3. No sign, advertisement, decorating, notice or other lettering or other thing of any kind shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls or windows or other glass surfaces (including without limitation glass storefronts). Signs on entrance door or doors shall conform to building standard signs, samples of which will be displayed by Landlord on request. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

        4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

        5. No show cases, specimen containers, waste containers, or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

        6. The water closets and wash basins and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

        7. Tenant shall not in any way deface any part of the Premises or the Building.

        8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be primarily used by Tenant's employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

        9. No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods, or property of any kind at auction.

        10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the building or neighboring buildings or premises or those having business with them, whether by the use of any machinery or equipment, musical instruments, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways. Tenant shall not cause or permit any unseemly or disturbing activity or conduct to be visible through any window, opening, doorway, or other glass surface or any other means of visibility that disturbs or interferes with (i) tenants or other occupants of the building or of their licensees or invitees or (ii) neighboring buildings or premises or those having business with them, including without limitation receptions, parties, recreation and other activities of a social nature.

        11. Neither Tenant, nor any of Tenant's servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices.

        12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished. Tenant shall pay to Landlord the cost thereof.

        13. Tenant shall not overload any floor. Tenant shall obtain Landlord's consent before bringing any safes, freight, furniture, or bulky articles into the Building and Landlord can specify to Tenant the location for the placement of such articles. All removals, or the carrying out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

        14. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        15. Landlord reserves the right to exclude all persons from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and after 1:00 p.m. on Saturdays. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

        16. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose or for any other activity not appropriate, in Landlord's sole discretion, to an office building of the quality and stature of the Building.

        17. The requirements of Tenant will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside their regular duties, unless under special instructions from the office of Landlord.

        18. Canvassing, soliciting, and peddling in the Building are prohibited and tenant shall cooperate to prevent the same.

        19. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. All deliveries shall be via the elevator designated for such activities by Landlord.

        20. Tenant, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close blinds or drapes when sun's rays fall directly on windows of Premises. Tenant shall not remove the standard blinds installed in the Premises.

        21. All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord or its agents in a manner satisfactory to Landlord.

        22. Tenant shall not install any vending machines in the Building or Premises without Landlord's consent.

        23. Neither Tenant, nor any of Tenant's servants, employees, agents, visitors, patients, invitees, or licensees, shall at any time light, use or smoke cigarettes, cigars, pipes, or other tobacco products in or about the public portion of the Building, including, without limitation, parking areas, entrances, passages, walkways, restrooms, lobbies, courts, elevators, vestibules, stairways, corridors and halls. Landlord may take all appropriate steps to enforce such "no smoking" policy, including the posting of no smoking signs, demanding that persons who violate the "no smoking" policy cease and desist from such violation and removing violators from the Building. Landlord shall in no case be liable for damages in enforcing the "no smoking" policy. Landlord agrees to make reasonable efforts to enforce the "no smoking" policy; however, Landlord shall not be liable, and Tenant shall not be relieved from its obligations hereunder, for any violation of the "no smoking" policy established in this rule, whether caused by another tenant or tenants of Landlord or by other persons.

                                  EXHIBIT "E"
                             BUILDING MOVING POLICY

        The following rules pertain to (i) moving Tenant's furniture, equipment and supplies into or out of the Building, and (ii) the delivery of substantial amounts of equipment, furniture or supplies to existing tenants in the Building. Any movers that do not adhere to the following rules will not be allowed to enter the Building or will be required to discontinue the move.

 1. No move into or out of the Building shall take place during normal business hours of the Building. Moves must be scheduled after 5:30 p.m. on weekdays or during weekends and holidays.

 2. Building management must be notified at least ten (10) days prior to your proposed moving date in order to coordinate dates and the details of the move. A representative of the moving company must contact the management office at least five (5) days prior to the proposed moving date. The service elevator, which must be used for your move, will be available only if the management office has been timely notified.

 3. All moving company employees should be in uniform or wear some form of identification. All moving company employees must be bonded.

 4. There will be no smoking inside of the building by any employee of the moving company.

 5. Prior to the move, the moving company must submit a Certificate of Insurance naming Landlord as an additional insured. The moving company must carry insurance with a least the following coverage.

        a.      Worker's compensation insurance in the amount of $100,000.

        b. Comprehensive General Liability insurance shall include coverage for hazards on premises-operation, elevators, products and completed operations and also personal injury coverage and contractual liability coverage designating the assumption of liability under performance of the act of moving. Such insurance shall be in limits no less than $500,000 per person bodily; and $500,000 per occurrence for property damage. Property damage insurance shall be in broad form, including completed operations.

        c.      An umbrella policy with a limit of $1,000,000 per occurrence.

                Each moving company transporting supplies, furniture, and/or equipment through the Building shall secure and present to the building manager a certificate reflecting these coverages at least twenty-four (24) hours before the move takes place. Please make sure your moving company meets the above requirements so they will be permitted to move your practice to the building.

 6. The route to be followed in the Building during the move must be approved by Landlord. The moving company must provide and install adequate protective coverings on all vulnerable corners, walls, door facings, elevator cabs and other areas along the route to be followed during the move. These areas will be inspected for damage after the move.

 7. Clean masonite sections must be used as runners on all finished floor areas here heavy furniture or equipment is being moved with wheel or skid type dollies. The masonite must be at least one-fourth inch thick. All sections of masonite should be taped to prevent sliding.

 8.     Do not stick duct tape onto the floors, walls, door jambs, or doors.

 9. All vendor and moving company boxes and cartons are to be removed from the premises by the vendor or moving company. They are not to be disposed of in the dumpster.

10. It is the Tenant's responsibility to notify Landlord of items to be moved which are unusually large or heavy (in excess of 3,500 pounds) or which may require review by Landlord. Dimensions and weight may prohibit the safe transport and placement within acceptable structural guidelines. Any large items that cannot be placed in the service elevator will require special hoisting arrangements which will be made through the Landlord. Tenant's moving company should include in the bid price to the Tenant any additional charges required for extra services which may need to be provided by the moving company to hoist large items.

11. Access control personnel will be notified as to the move-in schedule and will monitor the progress of the move. Any changes in the move-in schedule must be reported to Landlord or Landlord's representative immediately. An emergency phone number will be required by the access control personnel for the moving company's supervisor and for the Tenant's representative responsible for coordinating the move.

12. When ordering equipment, furniture, supplies, etc. at any time before or after your move, please specify "Inside Delivery" to your suite, because Landlord is not responsible for deliveries to your suite.

                                  EXHIBIT "F"

                          ADDITIONAL AMENDMENTS LEASE

        1. Landlord agrees that tenant shall have the first right of refusal on any adjoining space. Tenant will notify landlord in writing if there is a desire to add the available space to the current lease. This option expires 1/3/95.

        2. Landlord acknowledges that tenant will install an x-ray room within their suite.

        3. Landlord acknowledges that tenant may use improvement allowances for fixtures and equipment including but not limited to x-ray equipment, cabinets, and audiological equipment.

        4. Landlord agrees to notify tenant in writing ninety (90) days prior to the expiration of the lease of the renewal options that are available.

                                        LANDLORD:

                                        Eastside Physicians Center, L.P.
                                        a Georgia limited partnership

                                        By:  Meadows & Ohly, Inc.
                                             General Partner

                                        By:  /s/ [Illegible]           (SEAL)
                                             Title:
                                                   --------------------------

                                        TENANT:

                                        Atlanta Ear, Nose & Throat
                                        Associates, P.C.

                                        By:  /s/ [Illegible]
                                             --------------------------------



                                      F-1